Exhibit 99.1

Tumi Holdings Announces Financial Results for the Second Quarter 2015

South Plainfield, NJ - August 5, 2015 - Tumi Holdings, Inc. (NYSE: TUMI), the leading global brand of premium travel, business and lifestyle products and accessories, today announced its financial results for the second quarter ended June 28, 2015.
Jerome Griffith, Chief Executive Officer and President, commented, “Our strong financial results in the second quarter were driven by sales growth of 11%, gross margin expansion of 100 basis points, operating income growth of 27%, and net income growth of 37%. Our performance was led by strength in our retail business worldwide, as well as the continued momentum in our international wholesale segment. We remain focused on continuing to execute our growth initiatives, including introducing innovative new products and growing our footprint worldwide, driving brand awareness and attracting new consumers to the Tumi brand globally. Overall, we are well positioned to drive sustainable sales and earnings growth over the long term.”
For the second quarter of 2015:

•	Net sales increased 11.2% to $138.5 million from $124.6 million in the second quarter ended June 29, 2014. On a constant currency basis, net sales grew 13.9%.

•	Total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, increased 1.4%, compared to an increase of 12.9% in the second quarter of 2014.

•	Direct-to-Consumer North America full-price comparable store sales increased 2.3%, outlet comparable store sales increased 1.2%, and e-commerce sales increased 1.6%.

•
In U.S. dollars, Direct-to-Consumer International full-price comparable store sales declined 0.8%, outlet comparable store sales declined 4.0%, and e-commerce sales declined 13.5%. In Euros, Direct-to-Consumer International full-price comparable store sales increased 23.1%, outlet comparable store sales increased 18.9%, and e-commerce comparable sales increased 8.4%.

•	Gross margin increased 13.2% to $81.6 million from $72.1 million in the second quarter of 2014. Gross margin percentage was 58.9% compared to 57.9% in the second quarter of 2014.

•	Operating income increased 27.3% to $25.3 million from $19.9 million in the second quarter of 2014. Operating income margin was 18.3% compared to 15.9% in the second quarter of 2014.

•	The effective tax rate was 35.0%, compared to 38.0% in the second quarter of 2014.

•
Net income increased 36.8% to $16.7 million, or $0.25 per diluted share based on 67.9 million diluted weighted average common shares outstanding from $12.2 million, or $0.18 per diluted share based on 67.9 million diluted weighted average common shares outstanding in the second quarter of 2014.

•	During the second quarter of 2015, Tumi opened nine new stores.

•	At June 28, 2015, Tumi operated 164 company-owned stores.

For the six months ended June 28, 2015:

•	Net sales increased 6.8% to $249.0 million from $233.2 million in the corresponding period of 2014.

•	Gross margin increased 8.7% to $146.9 million from $135.2 million in the corresponding period of 2014.

•	Gross margin percentage was 59.0% compared to 58.0% in the first six months of 2014.

•
Operating income increased 4.8% to $34.8 million, or 14.0% of net sales, from $33.2 million, or 14.3% of net sales, in the first six months of 2014. Excluding the expenses relating to the cost reduction program in the first quarter of 2015, operating income would have been $37.3 million, and operating income margin would have been 15.0% in the first six months of 2015.

•	The effective tax rate was 35.0%, compared to 37.7% in the corresponding period of 2014.

•
Net income increased 13.4% to $23.1 million, or $0.34 per diluted share based on 67.9 million diluted weighted average common shares outstanding from $20.4 million, or $0.30 per diluted share based on 67.9 million diluted weighted average common shares outstanding in the first six months of 2014. Excluding the aforementioned expenses relating to the cost reduction program, net income would have been $24.7 million, or $0.36 per diluted share, in the first six months of 2015.

Balance Sheet as of June 28, 2015:
Cash and cash equivalents were $72.7 million as of June 28, 2015, compared with $52.8 million as of December 31, 2014. Inventories were $95.9 million as of June 28, 2015, compared with $89.2 million as of December 31, 2014.
Outlook
For fiscal 2015, the Company continues to expect net sales to increase between 6% and 9%, and diluted earnings per share to be between $0.90 and $0.95. This assumes a foreign currency impact on net sales of approximately $13 million, and on diluted earnings per share of approximately $0.05, assuming prevailing exchange rates. In the event that foreign currency exchange rates fluctuate from prevailing levels, these estimates of currency impacts could be favorably or unfavorably impacted. The diluted earnings per share guidance also includes expenses incurred and realized in the first quarter of 2015 due to the cost reduction program of approximately $0.02. The Company continues to expect the cost reduction program to result in annualized savings in operating expenses of approximately $3.5 million. These estimates assume total comparable store sales growth in the low to mid-single digits, diluted weighted-average common shares outstanding of approximately 67.9 million, and an effective tax rate of 35.0%.
The Company expects to open between 20 to 22 new stores for 2015. Capital expenditures in fiscal 2015 are expected to be in the range of $35.0 million to $40.0 million.
Conference Call
Tumi Holdings, Inc. will host a conference call to discuss second quarter results today, August 5, 2015, at 4:30 p.m. ET. The general public can access the call by dialing 1-888-895-5479 (domestic) or 1-847-619-6250 (international). The passcode is 40238196. Please dial in 5 minutes before the start of the call. The conference call will also be webcast live in the Investor Relations section of www.tumi.com. A telephone replay of the call will be available through August 12, 2015; to access the replay, dial 1-888-843-7419 for domestic callers or 1-630-652-3042 for international callers and enter access code 40238196. The webcast will be accessible on the website for approximately 90 days after the call.
About Tumi
Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in over 310 stores from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries. For more information, please visit www.tumi.com.

Forward-Looking Statements
This release contains forward-looking statements, which address a variety of subjects including, for example, the Company’s expectation for net sales and earnings per share in 2015, the expected impact of foreign exchange rates on net sales and earnings per share in 2015, the number of new store openings in 2015, the expected impact of the Company’s cost reduction program, the estimated effective tax rate, comparable store sales growth rate and capital expenditures in 2015, the Company’s plan to execute on its stated growth initiatives, and the Company’s assessment as to its ability to drive sustainable sales and earnings growth over the long term. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: changes in consumer spending and general economic conditions; a decrease in travel levels; interruption in supply; inventory management and product quality control issues with our contract manufacturers; an inability to open new store locations in a timely and profitable manner; increases in costs of materials, labor or freight; the impact of counterfeiting and transshipping; risks of operating internationally, including exchange rate fluctuations; risks associated with our e-commerce migration; risks associated with transitioning to a direct sales model in certain geographies; changes in effective tax rates; and the success of new product introductions. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us except as otherwise required under federal securities laws.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(unaudited)
Net sales	$138,520	$124,582	$248,981	$233,184
Cost of sales	56,905	52,480	102,095	97,999
Gross margin	81,615	72,102	146,886	135,185
OPERATING EXPENSES
Selling	8,207	8,569	16,843	16,836
Marketing	3,880	4,548	7,707	8,903
Retail operations	32,374	28,432	62,092	54,538
General and administrative	11,874	10,697	25,401	21,671
Total operating expenses	56,335	52,246	112,043	101,948
Operating income	25,280	19,856	34,843	33,237
OTHER INCOME (EXPENSES)
Interest expense	(80)	(113)	(185)	(242)
Earnings from joint venture investment	90	7	302	154
Foreign exchange gains (losses)	353	(253)	671	(351)
Other non-operating income (expenses)	78	205	(104)	(72)
Total other income (expenses)	441	(154)	684	(511)
Income before income taxes	25,721	19,702	35,527	32,726
Provision for income taxes	9,002	7,483	12,434	12,354
Net income	$16,719	$12,219	$23,093	$20,372
Weighted average common shares outstanding:
Basic	67,874,098	67,866,667	67,871,526	67,866,667
Diluted	67,920,124	67,872,947	67,919,295	67,870,428
Basic earnings per common share	$0.25	$0.18	$0.34	$0.30
Diluted earnings per common share	$0.25	$0.18	$0.34	$0.30

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 28, 2015	December 31, 2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72,732	$52,796
Accounts receivable, less allowance for doubtful accounts of approximately $576 and $580 at June 28, 2015 and December 31, 2014, respectively	30,980	31,890
Other receivables	2,688	3,003
Inventories, net	95,883	89,231
Prepaid expenses and other current assets	6,187	8,315
Prepaid income taxes	1,887	—
Deferred tax assets, current	7,298	7,298
Total current assets	217,655	192,533
Property, plant and equipment, net	79,294	79,067
Deferred tax assets, noncurrent	5,515	4,608
Joint venture investment	2,198	2,156
Goodwill	142,773	142,773
Intangible assets, net	130,400	130,414
Deferred financing costs, net of accumulated amortization of $3,170 and $3,087 at June 28, 2015 and December 31, 2014, respectively	290	372
Other assets	9,785	10,907
Total assets	$587,910	$562,830

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (continued)
(In thousands, except share and per share data)

	June 28, 2015	December 31, 2014
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$38,777	$33,898
Accrued expenses	33,424	34,786
Income taxes payable	—	2,334
Total current liabilities	72,201	71,018

Other long-term liabilities	11,894	11,407
Deferred tax liabilities	53,522	53,522
Total liabilities	137,617	135,947

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock—$0.01 par value; 350,000,000 shares authorized, 68,158,428 shares issued and 67,880,156 shares outstanding as of June 28, 2015; 68,146,673 issued and 67,868,867 outstanding, each as of December 31, 2014	681	681
Preferred stock—$0.01 par value; 75,000,000 shares authorized and no shares issued or outstanding as of June 28, 2015 and December 31, 2014	—	—
Additional paid-in capital	316,743	314,217
Treasury stock, at cost; 278,272 and 277,806 shares as of June 28, 2015 and December 31, 2014, respectively	(4,884)	(4,874)
Retained earnings	142,827	119,734
Accumulated other comprehensive loss	(5,074)	(2,875)
Total stockholders’ equity	450,293	426,883
Total liabilities and stockholders’ equity	$587,910	$562,830

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Segment Results

	Direct-to- Consumer North America	Direct-to- Consumer International	Indirect-to- Consumer North America	Indirect-to- Consumer International	Non-Allocated Corporate Expenses	Consolidated Totals
	(In thousands)
Three Months Ended June 28, 2015
Net sales	$65,399	$7,397	$25,534	$40,190	$—	$138,520
Operating income (loss)	$18,336	$441	$9,927	$14,144	$(17,568)	$25,280
Depreciation and amortization	$2,716	$423	$442	$889	$597	$5,067
Three Months Ended June 29, 2014
Net sales	$57,354	$6,350	$27,848	$33,030	$—	$124,582
Operating income (loss)	$16,229	$220	$10,365	$9,327	$(16,285)	$19,856
Depreciation and amortization	$1,983	$389	$443	$863	$559	$4,237
Six Months Ended June 28, 2015
Net sales	$117,401	$13,896	$47,770	$69,914	$—	$248,981
Operating income (loss)	$29,170	$586	$18,572	$23,077	$(36,562)	$34,843
Depreciation and amortization	$5,285	$864	$905	$1,845	$1,202	$10,101
Six Months Ended June 29, 2014
Net sales	$107,401	$11,309	$50,137	$64,337	$—	$233,184
Operating income (loss)	$28,613	$(124)	$19,043	$18,467	$(32,762)	$33,237
Depreciation and amortization	$3,910	$608	$852	$1,706	$1,081	$8,157

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Sales to Net Sales on a Constant Currency Basis
(In thousands)
	Three Months Ended			Six Months Ended
	June 28, 2015	June 29, 2014	Change	June 28, 2015	June 29, 2014	Change
GAAP Net Sales	$138,520	$124,582	$13,938	$248,981	$233,184	$15,797
GAAP Net Sales growth	11.2%			6.8%
Impact of changes in exchange rates[1]	$3,399			$6,493
Net Sales on constant currency basis	$141,919	$124,582	$17,337	$255,474	$233,184	$22,290
Net Sales growth on constant currency basis	13.9%			9.6%
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1To present this information, current period results for sales in currencies other than U.S. dollars are converted into U.S. dollars at the prior year’s currency conversion rate.

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Operating Income to Operating Income Before Costs Associated with the Cost Reduction Program
(In millions)
	Six Months Ended
	June 28, 2015	June 29, 2014
Operating Income	$34.8	$33.2
Operating expenses in conjunction with the cost reduction program	2.5	—
Operating income before costs associated with the cost reduction program[1]	$37.3	$33.2
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1 The totals in the table may not foot due to rounding.

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Net Income Before Costs Associated with the Cost Reduction Program
(In millions, except per share data)
	Six Months Ended
	June 28, 2015	June 29, 2014
Net Income	$23.1	$20.4
Diluted GAAP earnings per share [1]	$0.34	$0.30
Operating expenses in conjunction with the cost reduction program (after tax)	1.6	—
Net income before costs associated with the cost reduction program [2]	$24.7	$20.4
Diluted earnings per share before costs associated with the cost reduction program[1]	$0.36	$0.30
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1 Diluted EPS calculated using 67.9 million shares for both YTD 2015 and YTD 2014.
2 The totals in the table may not foot due to rounding.

Non-GAAP Financial Measures
Net income before costs associated with the cost reduction program, and operating income before costs associated with the cost reduction program are non-GAAP financial measures. Net income before costs associated with the cost reduction program is defined as net income plus the costs associated with the cost reduction program. Operating income before costs associated with the cost reduction program is defined as operating income plus the costs associated with the cost reduction program. The Company also refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Constant currency net sales results are calculated by translating current period net sales in local currency using the prior year's currency conversion rate. This consistent approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. These measures are an important supplemental measure for Tumi’s internal reporting, including for its board of directors and management, and are key measures used to evaluate profitability and operating performance. These measures provide investors and other users of Tumi’s financial information, when viewed in conjunction with its consolidated financial statements, consistency and comparability with Tumi’s past financial performance, facilitates period-to-period comparisons of operating performance and may facilitate comparisons with other companies. Tumi uses these metrics in conjunction with GAAP operating performance measures as part of its overall assessment of its performance. Undue reliance should not be placed on these measures as Tumi’s only measures of operating performance. Net income before costs associated with the cost reduction program should not be viewed as a substitute for net income, operating income before costs associated with the cost reduction program should not be viewed as a substitute for operating income, and constant currency net sales reporting should not be viewed as a substitute for net sales.
Comparable Store Sales Growth
Comparable store sales are calculated based on Tumi’s company-owned stores that have been open for at least a full calendar year as of the end of Tumi’s fiscal year. For example, a store opened in October 2014 will not impact the comparable store comparison until January 1, 2016. Additionally, temporary store closings, store expansions and store relocations are excluded from the comparable store base under most circumstances.
Source: Tumi Holdings, Inc.
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or
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